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                                                                   EXHIBIT 10.15

                           RANGE RESOURCES CORPORATION
                            (a Delaware Corporation)
                              AMENDED AND RESTATED
                             CHANGE IN CONTROL PLAN

         This amended and restated Change in Control Plan ("Plan") dated September 15, 1998 is adopted by Range Resources Corporation, a Delaware corporation, having its principal executive offices at 500 Throckmorton Street, Ft. Worth, Texas 76102 (together with all of its Subsidiaries, the "Company"), for the benefit of its employees pursuant to resolutions duly adopted by the Compensation Committee of the Board of Directors of the Company ("Board") on September 15, 1998.

         WHEREAS, the Board recognizes that the possibility of a Change in Control (as hereinafter defined) exists and that the threat of or occurrence of a Change in Control (as hereinafter defined) can result in significant distractions to the Company's employees; and

         WHEREAS, the Company considers the continued services of its employees to be in the best interest of the Company and its stockholders and desires to assure the continued services of its employees on behalf of the Company in an objective and impartial basis and without distraction or conflict of interest in the event of an attempt to obtain control of the Company;

         NOW THEREFORE, the Company hereby adopts this Plan which shall be for the benefit of its employees.

1. Certain Definitions

"Base Salary" with respect to all Employees, means that portion of such Employee's annual compensation which is designated by the Company as such Employee's cash salary for such year, including all interim increases therein during such year, plus all amounts accrued by the Company with respect to such year for 401(k) contributions and all amounts allocated to the Employee for such year as deferred compensation (including amounts subject to future vesting requirements and amounts to be contributed in the future by the Company as matching amounts with respect to such year). Base Salary shall not include any Bonus.

"Bonus" with respect to all Employees, means the amount of such Employee's annual compensation, whether paid directly to the Employee or designated by the Company as a current or future obligation of the Company under a deferred compensation agreement, which is designated by the Company as "bonus" compensation. All amounts designated as a Bonus for any year shall be included, even if some portion thereof is not paid or "vested" until some future date.

"Cause" means (a) an act or acts of dishonesty by an Employee constituting a felony under applicable law and/or (b) any act resulting or intending to result directly or indirectly in gain to or personal enrichment of the Employee at the Company's expense. Notwithstanding the foregoing, the Employee shall not be deemed to have been terminated for cause unless and until there shall have been delivered to the Employee a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the Board called and held for the purpose (after reasonable notice and opportunity for the Employee, together with counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Employee was guilty of conduct set forth above.

"Change of Control" means:

a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of

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         beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of either (i) the then outstanding shares of Common Stock (the "Outstanding Company Common Stock") or (ii) the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that the following acquisitions shall not constitute a Change of Control: (i) any acquisition directly from the Company (excluding an acquisition by virtue of the exercise of a conversion privilege), (ii) any acquisition by the Company, (iii) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company or (iv) any acquisition by any corporation pursuant to a reorganization, merger or consolidation, if, following such reorganization, merger or consolidation, the conditions described in clauses (i), (ii) and (iii) of subsection (c) of this definition are satisfied; or

b) Individuals who, as of the date hereof, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date hereof whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of either an actual or threatened election contest (as such terms are used in Rule 14a-11 of Regulation 14A promulgated under the Exchange Act) or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

c) Approval by the stockholders of the Company of a reorganization, merger or consolidation, in each case, unless, following such reorganization, merger or consolidation, (i) more than 60% of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such reorganization, merger or consolidation in substantially the same proportions as their ownership, immediately prior to such reorganization, merger or consolidation, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (ii) no Person (excluding the Company, any employee benefit plan (or related trust) of the Company or such corporation resulting from such reorganization, merger or consolidation and any Person beneficially owning, immediately prior to such reorganization, merger or consolidation, directly or indirectly, 25% or more of the Outstanding Company Common Stock or Outstanding Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of the corporation resulting from such reorganization, merger or consolidation or the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (iii) at least a majority of the members of the board of directors of the corporation resulting from such reorganization, merger or consolidation were members of the Incumbent Board at the time of the execution of the initial agreement providing for such reorganization, merger or consolidation; or

d) Approval by the stockholders of the Company of (i) a complete liquidation or dissolution of the Company or (ii) the sale or other disposition of all or substantially all of the assets of the Company, other than to a corporation, with respect to which following such sale or other disposition, (A) more than 60% of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors is then beneficially owned, directly or indirectly, by all or

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         substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and Outstanding Company Voting Securities immediately prior to such sale or other disposition in substantially the same proportion as their ownership, immediately prior to such sale or other disposition, of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be, (B) no Person (excluding the Company and any employee benefit plan (or related trust) of the company or such corporation and any Person beneficially owning, immediately prior to such sale or other disposition, directly or indirectly, 25% or more of the Outstanding Company Common Stock or Outstanding Company Voting Securities, as the case may be) beneficially owns, directly or indirectly, 25% or more of, respectively, the then outstanding shares of common stock of such corporation and the combined voting power of the then outstanding voting securities of such corporation entitled to vote generally in the election of directors and (C) at least a majority of the members of the board of directors of such corporation were members of the Incumbent Board at the time of the execution of the initial agreement or action of the Board providing for such sale or other disposition of assets of the Company.

"Common Stock" means the Company's common stock, $.01 par value per share.

"Employee" means any person who is a Regular Employee or an Executive.

"Executive" means any person who is an executive officer of the Company on the day immediately prior to a Change in Control, including the Company's Chairman of the Board, President, Chief Executive Officer, Chief Financial Officer, Treasurer, and all of the Company's Vice Presidents and any other person listed on Schedule I attached hereto, as such schedule may be amended or modified from time to time.

"Executive Payment" with respect to any Executive means, an amount equal to (i) an amount equal to such Executive's Base Salary for the year in which the Executive Payment is to be made plus (ii) an amount equal to one-half of such Executive's aggregate Bonuses for each of the two years prior thereto.

"Material Change" means, without the Employee's written consent, (i) a change in status, position or responsibilities which, in the Employee's reasonable judgment, does not represent a promotion from existing status, position or responsibilities as in effect immediately prior to the Change in Control; the assignment of any duties or responsibilities which, in the Employee's reasonable judgment, are inconsistent with such status, position or responsibilities; or any removal from or failure to re-appoint or reelect the Employee to any of such positions, except in connection with the termination for total and permanent disability, death or Cause or by him other than for good reason; (ii) a reduction by the Company in the Employee's Base Salary as in effect on the date of the Change in Control or the Company's failure to increase the Employee's Base Salary after a Change In Control in an amount which at least equals, on a percentage basis, the average percentage increase in Base Salary for all other executive and senior officers of the Company having a Base Salary within $25,000 of the Employee's Base Salary as of the Change of Control; (iii) the relocation of the Employee by the Company to any place other than the location at which the Employee performed duties prior to a Change in Control, except for required travel on the Company's business to an extent substantially consistent with business travel obligations at the time of a Change in Control; (iv) the failure of the Company to continue in effect any incentive, bonus or other compensation plan in which the Employee participates, including but not limited to the Company's stock option and restricted stock plans, unless an equitable arrangement (embodied in an ongoing substitute or alternative plan), evidenced by the Employee's written consent, has been made with respect to such plan in connection with the change in control, or the failure by the Company to continue the Employee's participation therein, or any action by the Company which would directly or indirectly materially reduce participation therein; (v) the failure by the Company to continue to provide the Employee with benefits substantially similar to those enjoyed or entitled under any of the Company's pension, profit sharing, life insurance, medical, dental, health and accident, or disability plans

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at the time of a change in control, the taking of any action by the Company which would directly or indirectly materially reduce any of such benefits or deprive the Employee of any material fringe benefit enjoyed or entitled to at the time of the Change in Control, or the failure by the Company to provide the number of paid vacation and sick leave days to which the Employee is entitled on the basis of years of service with the Company in accordance with the Company's normal vacation policy in effect on the date hereof; (vi) the failure of the Company to obtain a satisfactory agreement from any successor or assign of the Company to assume and agree to perform this Plan; (vii) any purported termination of the Employee's employment which is not effected pursuant to this Plan; or (viii) any request by the Company that the Employee participate in an unlawful act or take any action constituting a breach of the Employee's professional standard of conduct.

"Notice of Termination" means a notice which informs the Employee of the effective date of the termination of Employee's employment.

"Payment" means the Regular Employee Payment and the Executive Payment.

"Regular Employee" means any person who is an employee of the Company, other than any employee who is an Executive, on the day immediately prior to a Change in Control.

"Regular Employee Payment" with respect to any Regular Employee, means an amount equal to (i) one-half of such Regular Employee's Base Salary for the year in which the Regular Employee Payment is to be made plus (ii) one-fourth of the aggregate of such Regular Employee's Bonuses for the two years prior thereto.

2. Immediate Vesting

         a) Upon a Change in Control, all non-vested securities of the Company held by Employees, including, without limitation, all non-vested options to purchase Common Stock held by such Employees and all non-vested Common Stock held for the benefit of Employees under the Company's deferred compensation plan shall automatically vest.

         b) Upon a Change in Control, all non-vested rights under, or in connection with, all of the Company's benefit plans, including, without limitation, the Company's 401(k) plan, bonus plan (including cash and/or stock) and deferred compensation plan shall automatically vest.

         c) Upon a Change in Control, all non-vested securities of the Company issued pursuant to the Company's 1994 Outside Directors Stock Option Plan, as amended, including, without limitation, all non-vested options to purchase Common Stock, shall automatically vest.

3. Payments

         a) If any Executive is terminated without Cause within one year of a Change in Control, or if any Executive resigns within 30 days of a Material Change occurring within one year of a Change in Control (which Material Change shall be deemed to be constructive termination), then such Executive shall receive such Executive's Executive Payment.

         b) If any Regular Employee is terminated without Cause within one year of a Change in Control, then such Regular Employee shall receive such Regular Employee's Regular Employee Payment.

         c) Notwithstanding the foregoing, the amount of the Payment shall be dependent upon the duration of employment with the Company, with each Employee receiving one third of

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                  the Payment if such Employee has been employed by the Company for less than two years, two thirds of the Payment if such Employee has been employed by the Company for between two and three years and the full amount of the Payment if such Employee has been employed by the Company for at least three years.

         d) If any Employee is entitled to receive a Payment pursuant to this Section 3, the Company agrees to pay such Payment to the Employee as termination compensation in a lump-sum payment within five (5) calendar days of the termination of the Employee's employment or, with respect to Executive's, within five (5) calendar days of such Executive's resignation due to a Material Change.

4. Additional Provisions

         a) Enforcement of Plan. The Company is aware that upon the occurrence of a Change in Control the Board or a shareholder of the Company may then cause or attempt to cause the Company to refuse to comply with its obligations under this Plan, or may cause or attempt to cause the Company to institute, or may institute litigation seeking to have this Plan declared unenforceable, or may make or attempt to take other action to deny the Employees the benefits intended under this Plan. In these circumstances, the purpose of this Plan could be frustrated. It is the intent of the Company that Employees not be required to incur the expenses associated with the enforcement of any rights under this Plan by litigation or other legal action, nor be bound to negotiate any settlement of any rights hereunder, because the cost and expense of such legal action or settlement would substantially detract from the benefits intended to be extended to Employees hereunder. Accordingly, if following a Change in Control it should appear to any Employee that the Company has failed to comply with any of its obligations under this Plan or in the event that the Company or any other person takes any action to declare this Plan void or unenforceable, or institutes any litigation or other legal action designed to deny or diminish recovery by any Employee of the benefits entitled to be provided to such Employee hereunder, and that Employee has complied with all obligations under this Plan, the Company irrevocably authorizes such Employee from time to time to retain counsel of the Employee's choice, at the expense of the Company as provided in this Section 5(a), to represent the Employee in connection with the initiation or defense of any litigation or other legal action, whether such action is by or against the Company or any Director, officer, shareholder, or other person affiliated with the Company, in any jurisdiction. Notwithstanding any existing or prior attorney-client relationship between the Company and such counsel, the Company irrevocably consents to the Employee entering into an attorney-client relationship with such counsel, and in that connection the Company and the Employee agree that a confidential relationship shall exist between the Employee and such counsel. The reasonable fees and expenses of counsel selected from time to time by any Employee as hereinabove provided shall be paid or reimbursed to such Employee by the Company on a regular, periodic basis upon presentation by such Employee of a statement or statements prepared by such counsel in accordance with its customary practices, up to a maximum aggregate amount of $75,000 in each instance. Any legal expenses incurred by the Company by reason of any dispute between the Company and any Employee as to enforceability of or the terms contained in this Plan, notwithstanding the outcome of any such dispute, shall be the sole responsibility of the Company, and the Company shall not take any action to seek reimbursement from the Employee for such expenses.

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         b)       Severance Pay; No Duty to Mitigate. The amounts payable to
                  Employees under this Plan shall not be treated as damages but as severance compensation to which Employees are entitled by reason of termination of employment in the circumstances contemplated by this Plan. The Company shall not be entitled to set off against the amounts payable to Employees of any amounts earned by any Employee in other employment after termination of employment with the Company, or any amounts which might have been earned by any Employee in other employment had other such employment been sought.

         c) Notice of Termination. Subsequent to any Change in Control, termination by the Company shall be communicated by written Notice of Termination to the terminated Employee in accordance with Section 5(h) hereof.

         d) Internal Revenue Code. Anything in this Plan to the contrary notwithstanding, in the event that the Company's outside independent auditor's determine that any Payment to any Employee would be non-deductible by the Company for federal income tax purposes under the Code, then the amount of the Payment shall be reduced to amount which maximized the Payment without causing the Payment to be nondeductible by the Company.

         e) Governing Law. This Plan shall be governed by and subject to the laws of the State of Delaware.

         f) Severability. The invalidity or unenforceability of any particular provision of this particular Plan shall not affect the other provisions, and this Plan shall be construed in all respects as if such invalid or unenforceable provision has not been contained herein.

         g) Captions. The captions in this Plan are for convenience and identification purposes only, are not an integral part of this Plan, and are not to be considered in the interpretation of any part hereof.

         h) Notices. Except as specifically set forth in this Plan, all notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by registered or certified mail, postage prepaid. Notices to the Company shall be addressed to Range Resources Corporation, 500 Throckmorton Street, Fort Worth, Texas 76102, attn.: President. Notices to Employees, if mailed, shall be addressed to the latest address which the Company has for such Employee.

                                                   Approved:

                                                   /s/ JOHN H. PINKERTON
                                                   --------------------------
                                                   John H. Pinkerton
                                                   President and
                                                   Chief Executive Officer

                                                   Dated: September 15, 1998

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